Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Atlanticus Holdings Corporation

Atlanta, Georgia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-279345) and Form S-8 (Nos. 333-150988, 333-196041, 333-211351, 333-218058, 333-224981, and 333-231578) of Atlanticus Holdings Corporation (“the Company”) of our report dated March 4, 2024, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Atlanta, Georgia

March 13, 2025